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                                                                Exhibit 10.21

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") dated as of _______________, 1997 by and between EPI Technologies, Inc., a Delaware corporation (f/k/a Environmental Purification Industries, Inc.) ("Employer"), and Bruce Maison ("Employee"). Capitalized terms shall have the meanings given them in the Employment Agreement (as hereinafter defined) unless otherwise defined herein.

     WHEREAS, Employer and Employee are parties to an Employment Agreement dated July 30, 1996 (the "Employment Agreement"); and

     WHEREAS, Employer and Employee desire to amend certain terms of the Employment Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the parties hereto agree as follows:

     1. AMENDMENTS TO THE EMPLOYMENT AGREEMENT. Employer and Employee agree that, effective upon the date hereof, the Employment Agreement shall be amended as follows:

          (a). Paragraphs 4(a) and 4(b) of the Employment Agreement shall be amended in their entirety to state as follows:

               (a) If Employee's employment with Employer (i) has not been terminated on or prior to February 28, 2002, (ii) is terminated due to the death or "permanent disability" (as defined in paragraph 11) of Employee on or prior to February 28, 2002, or
          (iii) is terminated by Employee due to a decrease in his base compensation pursuant to the last sentence of paragraph 3(b), then Employee will be entitled to receive a deferred benefit (a "Deferred Benefit") in an amount equal to $190,000, payable in 120 successive monthly installments of $1,583.33, without interest, commencing on the first day of the first month following the date of termination of employment. If the termination of Employee's employment with Employer occurs prior to February 29, 2000 for any reason other than the reasons set forth in clauses (ii) and (iii) of the preceding sentence, Employee shall not be entitled to any part of the Deferred Benefit; thereafter, in the event that Employee's employment is terminated prior to February 28, 2002 for any reason other than the reasons set forth in clauses (ii) and (iii) of the preceding sentence or for "cause" (as such term is defined in paragraph 6(a)), Employee shall be entitled to receive a Deferred Benefit, payable in 120 successive monthly installments, without interest, equal to $190,000 multiplied by the "Applicable Fraction", as defined by the following schedule:

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                                                   "Applicable
          Date of Termination                        Fraction"
          -------------------                      ------------

          On or after February 29, 2000
          but before February 28, 2001                  1/2

          On or after February 28, 2001
          but before February 28, 2002                  3/4

               (b) In the event of Employee's death while in the employ of Employer or thereafter, but prior to payment in full of the Deferred Benefit, Employer shall, subject to paragraph 4(d) below, continue to pay the full $190,000 Deferred Benefit, without interest, in over the 120 month period set forth in paragraph 4(a) above, to such beneficiary(s) as shall be designated by Employee in a notice for that purpose furnished to Employer, or in the absence or failure of such designation, to Employee's spouse, or in the event that Employee shall have no spouse or in the event that Employee's spouse shall predecease him or die during the 120 month payment period, to Employee's estate.

          (b). The last sentence of paragraph 9 shall be amended and restated in its entirety as follows:

               For the purposes of this Agreement, a "Change in Control" will occur upon a substantial change in control of Employer, which includes, without limitation, a transaction pursuant to which shares representing greater than 30% of the voting power of Employer are acquired by a person, entity or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) other than Meridian National Corporation, a Delaware corporation (including a merger transaction involving Employer but not including the acquisition of shares of voting stock by an underwriter in an underwritten offering of securities by the Company).

          (c). Paragraph 16 of the Employment Agreement shall be amended and restated in its entirety as follows:

                    16. EFFECTIVE DATE. This Agreement will become effective on the date of the closing of the public offering of shares of common stock of Employer pursuant to an effective registration statement under the Securities Act of 1933, as amended, in connection with the

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               proposed "spin-off" by Meridian National Corporation of the companies that comprise its paint recycling business (the "Effective Date"), provided that Employee is employed by Employer on such date.

     2. OTHER TERMS AND CONDITIONS. Employer and Employee agree that all other terms, conditions, covenants and agreements set forth in the Employment Agreement, except as otherwise amended or modified herein, shall continue in full force and effect. This Amendment shall be null and void and have no effect in the event that the Employment Agreement does not become effective pursuant to paragraph 16 of the Employment Agreement, as amended.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the date first written above.


                              EPI TECHNOLOGIES, INC.


                              ___________________________________
                              By:
                              Its:



                              ___________________________________
                              BRUCE MAISON


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